UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)        August 3, 2007

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2007, the base salaries of the following executive officers of j2 Global Communications, Inc. (the “Company”) were increased as follows: Nehemia Zucker, Co-President and Chief Operating Officer - to $425,000; R. Scott Turicchi, Co-President - to $375,000; and Jeffrey D. Adelman, Vice President, General Counsel and Secretary - to $250,000.

In addition, the Company granted options to purchase shares of the Company’s common stock and awarded restricted shares of the Company’s common stock to executive officers and directors of the Company as follows:

	Number of	Restricted Shares
Name and Principal Position	Stock Options	of Common Stock
Nehemia Zucker Co-President and Chief Operating Officer	15,000	5,000
R. Scott Turicchi Co-President	12,000	4,000
Jeffrey D. Adelman Vice President, General Counsel and Secretary	9,000	3,000
Richard S. Ressler Chairman of the Board	9,000	3,000
Douglas Y. Bech Member of the Board of Directors	9,000	3,000
Robert J. Cresci Member of the Board of Directors	9,000	3,000
William Brian Kretzmer Member of the Board of Directors	33,000	11,000
John F. Rieley Member of the Board of Directors	9,000	3,000
Stephen Ross Member of the Board of Directors	33,000	11,000
Michael P. Schulhof Member of the Board of Directors	9,000	3,000

Each of the options to purchase shares of the Company’s common stock set forth above were granted at an exercise price of $32.45 per share (the closing price on the date of grant) pursuant to the Company’s Second Amended and Restated 1997 Stock Option Plan (the “Plan”). The options will vest in five equal annual installments (20%) on each of the first through fifth anniversaries of the grant date, have a term of ten years from the grant date and are otherwise governed by the terms and conditions of the Plan.

The restricted shares of common stock set forth above were also awarded pursuant to the Plan. The specific terms of the awards are governed by Restricted Stock Agreements between the Company and each executive officer and director, the form of which was previously filed as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on September 2, 2005. The restricted shares are subject to a five-year restricted period, which commences on the date of award, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% of the shares on the third anniversary of the award date, 25% of the shares on the fourth anniversary of the date of award and 30% of the shares on the fifth anniversary of the award date. The restricted shares are otherwise subject to the terms and conditions of the Plan.

Going forward, the Board of Directors also approved annual stock option grants and restricted stock awards to each director at the first scheduled Compensation and Board meeting following each annual meeting of stockholders as follows:

•	options to purchase shares of the Company’s common stock with a fair market value under the Black-Scholes model of $300,000 on the date of grant and
•	restricted shares of the Company’s common stock with a fair market value under the Black Scholes model of $100,000 on the date of grant.

The Compensation Committee of the Board of Directors of the Company unanimously recommended the foregoing base salary increases, option grants and restricted stock awards for approval by the Board of Directors of the Company, and the members of the Board qualifying as “independent” under NASDAQ rules and as “outside directors” under Internal Revenue Code Section 162m unanimously approved them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: August 7, 2007	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary